EXHIBIT 23

                     UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF OHIO
                           EASTERN DIVISION


FIRST UNION REAL ESTATE EQUITY AND   )    CASE NO. 1:98CV0105
MORTGAGE INVESTMENTS,                 )
                                      )    JUDGE ALDRICH
                  Plaintiff,          )
                                      )    MEMORANDUM IN SUPPORT OF
      v.                              )    DEFENDANTS' MOTION FOR COURT TO
                                      )    ACCEPT REASSIGNMENT OF RELATED
GOTHAM PARTNERS, L.P., et al.,        )    CASE
                                           -------------------------------
                                      )
                  Defendants.         )



                               I. FACTS
                                  -----

     Defendants Gotham Partners, L.P. and Gotham Partners II, L.P. (collectively the "Gotham Partnerships") have filed a related action before this court, styled Gotham Partners, L.P. et al. v. First Union Real Estate Equity and Mortgage Investments, Case No. 1:98CV0272. That action has been assigned to Judge Nugent.

     As set forth in detail in the Gotham Partners' motion to reassign the case before Judge Nugent to this Court, a copy of which is attached as Exhibit A, the Gotham Partners filed that action because of newly-disclosed information suggesting that there is not complete diversity between the parties to this action, which was removed from state court. At the time Gotham removed this action from state court, it believed that First Union was an Ohio citizen. Indeed, First Union has asserted that it is a citizen of Ohio for diversity of citizenship purposes in previous complaints filed with the Northern District of Ohio. See, e.g., the Complaints in First Union Real Estate Equity and Mortgage Investments v. Crown American Corporation, et al., Case No. 1:92CV0204 (Lambros, J.) and First Union Real Estate Equity and Mortgage Investments v. Crown American Associates, Case No. 1:93CV2197 (Matia, J.). However, in its reply brief in support of its motion to expedite consideration of its motion to remand, filed on January 27, 1998, First Union suggested for the first time that it may not be an Ohio citizen for diversity jurisdiction purposes, because the citizenships of its Trustees are counted for purposes of diversity. See id. at 4-5. Because of this suggestion, counsel for the Gotham Partners counsel wrote to counsel for First Union on January 29, 1998 requesting information on First Union's citizenship for diversity purposes. As of noon on Friday, January 30, 1998, counsel for the Gotham Partners had not heard back from counsel for First Union.

     Once, contrary to the Gotham Partners' original belief, there arose a question as to the complete diversity of citizenship between the parties, the Gotham Partnerships determined to file the new against First Union asserting claims for, among other things, violations of Section 14(a) of the '34 Act and the SEC Rules. These claims can only be heard in this Court because they are within exclusive federal jurisdiction. The facts alleged in support of these claims are substantially the same as those asserted in Gotham Partnerships' counterclaims against First Union in this action.

                             II. ARGUMENT
                                 --------

     Local Rule 3.1(b)(3) provides that "[a] case may be re-assigned as related to an earlier assigned case with the concurrence of both the transferee and the transferor District Judges, with or without a motion by counsel." Where, as here, a case contains substantially identical facts and claims as those of an earlier assigned case, it should be assigned to the same judge so as to conserve judicial resources. See, e.g., In re Dow Corning Corp., 113 F.3d 565 (6th Cir.
1997) (writ of mandamus issued ordering district court to transfer claims against the shareholders of Dow Corning where the identical claims, based on identical facts, against Dow Corning itself were transferred).

     Equally important, the posture of this case commends that the case before Judge Nugent be transferred this Court. Both parties are seeking preliminary injunctive relief in connection with a proxy contest pertaining to First Union's annual meeting scheduled for April 14, 1998. This Court has already entered a scheduling order in connection with the preliminary injunction motions. It makes great sense to maintain the schedule that this Court has already put in place to resolve highly time-sensitive disputes between the parties.

                            III. CONCLUSION
                                 ----------

     Based on the foregoing, the Gotham Partnerships request that this Court and Judge Nugent concur in the reassignment of the action before Judge Nugent to this Court and issue an order so indicating.

     Date:  January 30, 1998
                                    Respectfully submitted,


OF COUNSEL:
                                    /s/ Michael J. Garvin
                                    ----------------------------------
                                    David C. Weiner (0013351)
                                    Michael J. Garvin (0025394)
HAHN LOESER & PARKS LLP
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio 44114-2301
                                    (216) 621-0150

                                                -and-


                                    /s/ Alexander R. Sussman
OF COUNSEL:                         -----------------------------------
                                    Alexander R. Sussman(FN2)
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON                        25th Floor
                                    One New York Plaza
                                    New York, New York 10004-1980
                                    (212) 859-8000

                                    Attorneys for Plaintiffs

--------
[FN]
2     Application to appear pro hac vice is pending.


                        CERTIFICATE OF SERVICE

     I hereby certify that a copy of the foregoing Plaintiffs' Motion for Reassignment, along with the Memorandum in Support thereof, was served by regular U.S. mail, postage prepaid, with a courtesy copy by facsimile, upon Frances Floriano Goins, Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, attorneys for defendant, this 30th day of January 1998.



                                    -----------------------------------
                                    One of the Attorneys for Plaintiffs

                              Exhibit A

                       UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF OHIO
                           EASTERN DIVISION

GOTHAM PARTNERS, L.P., et al.,        )    CASE NO. ___________
                                      )
                  Plaintiffs,         )    JUDGE _____________
                                      )
      v.                              )    PLAINTIFFS' MOTION FOR
                                      )    REASSIGNMENT
FIRST UNION REAL ESTATE EQUITY AND    )    ----------------------
MORTGAGE INVESTMENTS,                 )
                                      )
                  Defendant.          )


     Plaintiffs, Gotham Partners, L.P. and Gotham Partners II, L.P. (collectively "Plaintiffs"), pursuant to Local Rule 3.1(b)(3), move this Court for an order reassigning the above-captioned action to the Honorable Ann Aldrich. Good cause exists to grant this motion because this action is related to an earlier assigned case, First Union Real Estate Equity and Mortgage Investments v. Gotham Partners, L.P., et al., Case No. 98CV0105, which was removed to this Court on January 20, 1998. As both the plaintiff and the defendants seek preliminary injunctive relief in that case and Judge Aldrich has entered a detailed scheduling order, considerations of judicial economy weigh heavily in favor of reassignment of this case to Judge Aldrich.

     The grounds for this motion are set forth more fully in the attached Memorandum in Support.

      Date: January 30, 1998


                                    Respectfully submitted,


OF COUNSEL:
                                    --------------------------------
                                    David C. Weiner (0013351)
                                    Michael J. Garvin (0025394)
HAHN LOESER & PARKS LLP
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio 44114-2301
                                    (216) 621-0150

                                                -and-


OF COUNSEL:                         --------------------------------
                                    Alexander R. Sussman(FN1)
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON                        25th Floor
                                    One New York Plaza
                                    New York, New York 10004-1980
                                    (212) 859-8000

                                    Attorneys for Plaintiffs


--------
[FN]
1     Application to appear pro hac vice is pending.

                     UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF OHIO
                           EASTERN DIVISION

GOTHAM PARTNERS, L.P., et al.,        )    CASE NO. ___________
                                      )
                  Plaintiffs,         )    JUDGE _____________
                                      )
      v.                              )    MEMORANDUM IN SUPPORT OF
                                      )    PLAINTIFFS' MOTION FOR
FIRST UNION REAL ESTATE EQUITY AND    )    REASSIGNMENT
MORTGAGE INVESTMENTS,                 )    ------------------------
                                      )
                  Defendant.          )


                            I. INTRODUCTION
                               ------------

      To conserve judicial resources and pursuant to Local Rule 3.1(b)((3), this action should be reassigned to the Honorable Ann Aldrich as related to an earlier assigned case, First Union Real Estate Equity and Mortgage Investments v. Gotham Partners, L.P., et al., Case No. 98CV0105, which was removed to this Court on January 20, 1998.

                               II. FACTS
                                   -----

       A. Backdrop to the litigation
          --------------------------

      This case involves a dispute over a proxy contest pertaining to Defendant First Union Real Estate Equity and Mortgage Investments (First Union"). Plaintiffs Gotham Partners, L.P. and Gotham Partners II, L.P. (collectively the "Gotham Partnerships") are shareholders of First Union who are dissatisfied with First Union's management and have submitted a proposal for election of new directors, seeking a shareholder vote as to the strategic direction of the company. First Union filed litigation against the Gotham Partnerships - originally in state court - in an effort to prevent them from mounting a proxy contest in connection with First Union's annual meeting which is scheduled to take place on April 14, 1998. After removing that action to this Court (Case No. 1:98CV0105 before Judge Aldrich), the Gotham Partners brought counterclaims against First Union under the federal securities laws, for which this Court has exclusive jurisdiction, and related state law claims.


       B. Relevant procedural history
          ---------------------------

      On January 16, 1998, First Union filed a complaint for preliminary injunction, permanent injunction and declaratory relief against the Gotham Partnerships in the Common Pleas Court for Cuyahoga County, Case No. 347063, before Judge McGinty. On January 20, 1998, the Gotham Partnerships removed the action to the United States District Court for the Northern District of Ohio, on the basis of diversity of citizenship.(FN1) The Gotham Partnerships believed that First Union was a citizen of Ohio for diversity purposes. Indeed, First Union has filed prior litigation in this Court in which it has alleged that it is an Ohio citizen for diversity purposes. The removed case was assigned to the Honorable Ann Aldrich, and bore Case No. 98CV0105. On that same date, the Gotham Partnerships filed their answer and counterclaims for, among other things, violations of Section 14(a) of the '34 Act and the SEC Rules (later amended on January 26, 1998).

     On January 21, 1998, First Union filed a motion to remand the action before Judge Aldrich to state court, and a motion for expedited consideration of that motion. In its remand motion, First Union contended that the Gotham Partnerships had failed to meet their burden to prove either diversity of citizenship between the parties, or that the amount in controversy was in excess of $75,000. Significantly, in their argument as to diversity, First Union argued only that the Gotham Partnerships had not established their citizenship for diversity purposes. First Union raised no issue as to its citizenship.

     On January 23, 1998, the Gotham Partnerships filed a motion for preliminary injunction in the action before Judge Aldrich, seeking relief prohibiting First Union from continuing to engage in the federal securities law violations alleged in the Gotham Partners' counterclaims. The Gotham Partnerships also filed a response to First Union's motion for expedited consideration of its motion for remand and a cross-motion to schedule the parties' respective requests for preliminary relief at the hearing on First Union's remand motion. In that response, the Gotham Partners agreed to respond to First Union's remand motion within the time set by the local rules or a time set by the Court, and suggested that the various motions did not need to be heard before March 10, in light of First Union's April 14, 1998 annual meeting.

     On January 28, 1998, Judge Aldrich issued an order setting forth a briefing schedule on First Union's motion to remand and on the parties' respective motions for preliminary injunction. In that order, Judge Aldrich also scheduled the parties' respective motions for preliminary injunction on March 5, 1998, before Magistrate Judge Perelman.

     On January 27, 1998, one day prior to Judge Aldrich's scheduling order, First Union filed a reply brief in support of a motion it had filed seeking expedited consideration of its remand motion. In that reply brief, First Union suggested for the first time that it may not be an Ohio citizen for diversity jurisdiction purposes, because the citizenships of its Trustees are counted for purposes of diversity. In response to that brief, counsel for the Gotham Partnerships wrote to counsel for First Union on January 29, 1998, requesting information on First Union's citizenship for diversity purposes in the action before Judge Aldrich. As of noon on Friday, January 30, 1998, counsel for the Gotham Partners had not heard back from counsel for First Union.

     Once, contrary to the Gotham Partners' original belief, there arose a question as to the complete diversity of citizenship between the parties, the Gotham Partnerships determined to file this action against First Union asserting claims for, among other things, violations of Section 14(a) of the '34 Act and the SEC Rules. These claims can only be heard in this Court because they are within exclusive federal jurisdiction. The facts alleged in support of these claims are substantially the same as those asserted in Gotham Partnerships' counterclaims against First Union in the action before Judge Aldrich.

                            III. ARGUMENT
                                 --------

     Local Rule 3.1(b)(3) provides that "[a] case may be re-assigned as related to an earlier assigned case with the concurrence of both the transferee and the transferor District Judges, with or without a motion by counsel." Where, as here, a case contains substantially identical facts and claims as those of an earlier assigned case, it should be assigned to the same judge so as to conserve judicial resources. See, e.g., In re Dow Corning Corp., 113 F.3d 565 (6th Cir.
1997) (writ of mandamus issued ordering district court to transfer claims against the shareholders of Dow Corning where the identical claims, based on identical facts, against Dow Corning itself were transferred).

     Equally important, the posture of the case before Judge Aldrich commends that this case be transferred to her. Both parties are seeking preliminary injunctive relief in connection with a proxy contest pertaining to First Union's annual meeting scheduled for April 14, 1998. Judge Aldrich has already entered a scheduling order in connection with the preliminary injunction motions. It makes great sense to maintain the schedule that Judge Aldrich has already put in place to resolve highly time-sensitive disputes between the parties.

                            IV. CONCLUSION
                                ----------

     Based on the foregoing, the Gotham Partnerships request that this Court and Judge Aldrich concur in the reassignment of the instant action to Judge Aldrich and issue an order so indicating.

Date: January 30, 1998
                                   Respectfully submitted,


OF COUNSEL:
                                    --------------------------------------
                                    David C. Weiner (0013351)
                                    Michael J. Garvin (0025394)
HAHN LOESER & PARKS LLP
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio 44114-2301
                                    (216) 621-0150

                                                -and-


OF COUNSEL:                         --------------------------------------
                                    Alexander R. Sussman(FN2)
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON                        25th Floor
                                    One New York Plaza
                                    New York, New York 10004-1980
                                    (212) 859-8000

                                    Attorneys for Plaintiffs


--------
[FN]
1 The Gotham Partnerships' removal notice was filed shortly after 9:00 a.m. on January 20. Shortly afterwards, apparently without knowledge of the removal, Judge McGinty set a February 10, 1998 hearing on a motion for preliminary injunction filed by First Union against the Gotham
       Partnerships.


2      Application to appear pro hac vice is pending.



                        CERTIFICATE OF SERVICE
                        ----------------------

     I hereby certify that a copy of the foregoing Plaintiffs' Motion for Reassignment, along with the Memorandum in Support thereof, was served by regular U.S. mail, postage prepaid, with a courtesy copy by facsimile, upon Frances Floriano Goins, Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, attorneys for defendant, this 30th day of January 1998.


                                    -----------------------------------
                                    One of the Attorneys for Plaintiffs